Exhibit 99

RESTRICTED STOCK UNIT AWARD

Award Number: _________	Award Date: 05/19/08
Number of Restricted Stock Units: ______	Final Vesting Date: 05/01/2012

THIS CERTIFIES THAT RF Monolithics, Inc. (the “Company”) has on the Award Date specified above granted to ________________ (“you”) an award (the “Award”) to receive that number of restricted stock units (the “Restricted Stock Units”) indicated above in the space labeled “Number of Restricted Stock Units,” each Restricted Stock Unit representing the right to receive one share of RF Monolithics, Inc. Common Stock, $.001 par value per share (the “Common Stock”), plus an additional amount pursuant to Section 1(b), subject to certain restrictions and on the terms and conditions contained in this Award and the RF Monolithics, Inc.  2006 Equity Incentive Plan, as amended (the “Plan”). A copy of the Plan is attached hereto and additional copies of the Plan are available from the Company upon request, including without limitation the provisions of Section 7 of the Plan relating to Award provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control.  Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1.           RIGHTS WITH RESPECT TO THE RESTRICTED STOCK UNITS.

a)           No Shareholder Rights.  The Restricted Stock Units granted pursuant to this Award do not and shall not entitle you to any rights of a shareholder of Common Stock.  Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 2 or 3.

b)           Additional Restricted Stock Units. As long as you hold Restricted Stock Units granted pursuant to this Award, the Company shall credit to you, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units (“Additional Restricted Stock Units”) equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to you under this Award multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such date, divided by the Fair Market Value of a share of Common Stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to you periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units to which such Additional Restricted Stock Units relate and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which such Additional Restricted Stock Units were credited are forfeited.

c)           Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to you prior to the date on which the Restricted Stock Units vest, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 2 or 3. Neither this Section 1(c) nor any action taken pursuant to or in accordance with this Section 1(c) shall be construed to create a trust of any kind. After any Restricted Stock Units vest pursuant to Section 2 or 3, the Company shall promptly cause shares to be issued as provided in Section 4.  The value of any fractional Restricted Stock Unit shall be paid in cash at the time certificates are delivered to you in payment of the Restricted Stock Units and any Additional Restricted Stock Units.

2.           VESTING. Subject to the limitations contained herein, 1/4th of the shares will vest (you shall become entitled to receive Common Stock on the terms and conditions provided herein and in the Plan) each year beginning on May 1, 2009 and annually thereafter on the First Trading Day (each a “Vesting Date”) until either (i) you cease to provide services to the Company for any reason or (ii) this Award becomes fully vested.

3.           EFFECT OF TERMINATION OF SERVICE.  If your service to the Company in all capacities (as a director, consultant or employee) is terminated by you or by the Company or an Affiliate before a Vesting Date for any reason other than your death or Disability, all of the restricted stock units which have not yet vested shall be forfeited; provided, however, that, any provision of this Award to the contrary notwithstanding, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may in its sole and absolute discretion at any time before, or within 120 days after, the date of such termination of service determine that some or all of such restricted stock units shall be free of restrictions and shall not be forfeited.

4.          STOCK CERTIFICATES. Stock certificates (the “Certificates”) evidencing the conversion of restricted stock units into shares of Common Stock shall be issued as of the Vesting Date and registered in your name, or, if you request, the Company shall promptly cause the shares to be issued in book-entry form, registered in your name.  Subject to Section 8 of this Award, Certificates representing the unrestricted shares of Common Stock will be delivered to you as soon as practicable after the Vesting Date. If, however, you elect to defer payment of the shares of Common Stock as provided in Section 5 of this Award, the shares of Common Stock shall be issued as set forth in the Deferral Election Agreement entered into between the Company and you.

5.         DEFERRAL ELECTION. You may elect to defer delivery of the shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements as set forth in Section 2. If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such payment deferrals.

6.        RESTRICTION ON TRANSFER. The Restricted Stock Units and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by you other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, you may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise your rights and receive any property distributable with respect to the Restricted Stock Units upon your death.

7.        ADJUSTMENTS TO RESTRICTED STOCK UNITS.  In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the vesting of the Restricted Stock Units), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of shares of Common Stock you would have received upon vesting of the Restricted Stock Units; provided, however, that the number of shares into which the Restricted Stock Units may be converted shall always be a whole number.

8.      INCOME TAX MATTERS.

A)   Withholding Shares.  The Company shall make deductions from, or otherwise withhold from, the number of shares of Common Stock otherwise deliverable upon satisfaction of the conditions precedent under this Award having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of your estimated total federal, state, and local tax obligations associated with this Award or the restricted stock units granted hereunder, including without limitation, the award, deferral, vesting or settlement of such restricted stock units; provided, however, that if you provide written notice to the Company (the “Tax Deposit Notice”) that you agree to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the award, deferral, or settlement of the restricted stock units granted hereunder or otherwise related to such restricted stock units or this Award (such amount of cash to be deposited with the Company is referred to herein as the “Tax Deposit”) and such Tax Deposit Notice is received by the Company at least 10 days before the date that the amount of the tax to be withheld is determined, and you deposit an amount in cash with the Company equal to the Tax Deposit on, or within 1 business day of, the date the amount of the tax to be withheld is determined, the Company shall not withhold or deduct shares of Common Stock pursuant to this Section 8(a).

To the extent the Company withholds shares of Common Stock pursuant to this Section 8, the Company will not deliver to you any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional shares.

By accepting this Award, you have authorized the Company to withhold shares of Common Stock pursuant to this Section 8 in order to satisfy your federal, state or local tax withholding obligations arising from, or otherwise relating to, to this Award.

b) Insiders.  Anything in Section 8(a) to the contrary notwithstanding,

1)
To the extent that you are an individual who is, on the relevant date, an officer, member of the Board of Directors of the Company or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), all as defined under Section 16 of the Exchange Act (each such individual, an “Insider”), the Company may only withhold shares of Common Stock pursuant to Section 8(a) above to the extent that such withholding of shares (X) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (Y) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act; and

2)
In no event shall a Tax Deposit Notice be effective if, on the date the Insider is providing such notice, the Insider is aware of material nonpublic information relating to the Company or a blackout period (as such periods are defined in the Company’s Insider Trading Policy or in any Memorandum to Directors, Executive Officers and Other Key Employees from the Chairman of the Board Regarding Transactions Involving Company Securities) is in effect.

The withholding of shares of Common Stock pursuant to Section 8(a) above shall be a subsequent transaction approved by the original grant of the restricted stock units under this Award.

c)   Rights Reserved.  Anything in Section 8(a) to the contrary notwithstanding, the Company reserves the right, at its sole election, to withhold the required amounts from your pay during the pay periods next following the date on which any such applicable tax liability otherwise arises or take such other action as may be necessary or appropriate to satisfy any tax withholding obligations.

d)   Delivery of Shares.  The Company shall not deliver any of the shares of Common Stock until and unless you have made the deposit required herein or proper provision for required withholding has been made.

9.           ADMINISTRATION.   The Committee shall have the power to interpret the Plan and this Award and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon you, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award.

10.           MISCELLANEOUS.

a)           This Award is not an employment or other services contract and nothing in this Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue using your services.  In addition, nothing in this Award shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

b)           The Company shall not be required to deliver any shares of Common Stock upon vesting of any Restricted Stock Units until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.  This Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

c)           The Board of Directors may amend or modify the Plan from time to time subject to any stockholder approval required by the Code, the requirements of any exchange on which the common stock of the Company is listed or other applicable legal requirement; provided, however, that no such amendment or modification of the Plan may in any way adversely affect your rights under this Award, without your written approval.  The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such suspension or termination may in any way adversely affect your rights under this Award, without your written approval.

d)           An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

e)          Any notices provided for in this Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at your address then contained in the Company’s records or at such other address as you hereafter designate by written notice to the Company.

f)           All obligations of the Company under the Plan and this Award, with respect to the restricted stock units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

g)           To the extent not preempted by federal law, this Award shall be governed by, and construed in accordance with, the laws of the State of Texas.